UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 28, 2015, the Board of Directors and the majority stockholder of Handy & Harman Ltd. (the “Company”), approved the adoption of a Certificate of Amendment (the “Amendment”) to the Company’s Certificate of Incorporation in order to extend the expiration date of the 5% ownership limitation contained in ARTICLE FIFTH of the Company’s Certificate of Incorporation, which preserves the tax treatment of the Company’s net operating losses and other tax benefits. The Amendment extended the expiration date of such protective provision for an additional three-year period, from July 29, 2015 to July 29, 2018.

The Company plans on filing with the U.S. Securities and Exchange Commission a preliminary, followed by a definitive, Information Statement on Schedule 14C to provide non-consenting Company stockholders notice of the approval of the Amendment, and thereafter will mail the definitive Information Statement to such holders in compliance with Rule 14c-5 under the Securities Exchange Act of 1934. Following the mailing of the Information Statement to such holders, the Company will file the Amendment with Secretary of State of the State of Delaware, upon which the Amendment will become effective.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its Annual Meeting of Stockholders (the “Meeting”). The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 10,286,590, representing approximately 95.37% of the 10,785,576 shares outstanding and entitled to vote at the Meeting. The matters voted on by stockholders and the number of (and percentage of shares voted at the Meeting represented by) votes cast for, against and abstain with respect to each matter, if applicable, is set forth below.

Proposal 1

The stockholders elected each of the seven nominees to the Board of Directors of the Company to serve until the Company’s next Annual Meeting of Stockholders and until his successor has been elected and qualified.

Nominee	For	Against	Abstain
Warren G. Lichtenstein	8,383,816 (91.20%)	739,360 (8.04%)	68,676 (0.74%)
Jack L. Howard	8,407,828 (91.47%)	782,522 (8.51%)	1,502 (0.01%)
Patrick A. DeMarco	9,135,796 (99.39%)	54,557 (0.59%)	1,499 (0.01%)
Robert Frankfurt	9,135,796 (99.39%)	54,554 (0.59%)	1,502 (0.01%)
John H. McNamara, Jr.	8,527,347 (92.77%)	663,003 (7.21%)	1,502 (0.01%)
Garen W. Smith	9,106,756 (99.07%)	83,594 (0.90%)	1,502 (0.01%)
Jeffrey A. Svoboda	8,539,427 (92.90%)	650,926 (7.08%)	1,499 (0.01%)

There were 1,094,738 broker non-votes with respect to the election of directors.

Proposal 2

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	9,070,830 (98.68%)
Against	50,164 (0.54%)
Abstain	70,858 (0.77%)

There were 1,094,738 broker non-votes with respect to approval of the compensation of the Company’s named executive officers.

Proposal 3

The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	10,274,869 (99.88%)
Against	9,640 (0.09%)
Abstain	2,081 (0.02%)

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Handy & Harman Ltd.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 29, 2015	HANDY & HARMAN LTD.

	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer